As filed with the Securities and Exchange Commission on July 9, 2004

Registration No. 333-______________

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
__________________

FORM S-8

REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

__________________

BIOMETRICS 2000 CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

NEW YORK	65-0894743
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

120 Carando Drive
Springfield, Massachusetts 01104
 (Address of Principal Executive Offices)(Zip Code)

Biometrics 2000 Corporation
Share Option Plan
 (Full Title of the Plan)

Joseph Turek
President and Chief Executive Officer
120 Carando Drive
Springfield, Massachusetts 01104
 (Name and Address of Agent For Service)

(413) 736-9700
 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Stephen J. Czarnik Esq. Cohen & Czarnik LLP 641 Lexington Avenue New York, New York 10022

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Securities	Amount To	Offering Price Per	Aggregate Offering	Registration
To Be Registered	Be Registered (1)	Share (2)	Price	Fee

Common Stock,
par value $0.001	15,000,000	$0.055	$825,000	$104.53
per share

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Biometrics 2000 Corporation Share Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)	The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the bid and ask prices of Biometrics 2000 Corporation's common stock as reported in the OTC Electronic Bulletin Board on July 8, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be delivered to each participant in the Biometrics 2000 Corporation Share Option Plan. Pursuant to Rule 428 under the Securities Act, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Biometrics 2000 Corporation (the "Company") are incorporated herein by reference:

(i)		The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003
.
(ii)		The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      We are currently authorized to issue 400,000,000 shares of our common stock, par value $.001 per share, of which 331,891,442 shares were issued and outstanding as of June 1, 2004.

      The holders of our common stock are entitled to one vote per share for the election of directors and with respect to all other matters to be voted on by shareholders. Shares of our common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. In the event our company is liquidated, dissolved or wound up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Transfer Agent

      Continental Stock Transfer & Trust Company, based in New York, New York, serves as transfer agent for the shares of the Company's Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 721 through 726, inclusive, of the New York Business Corporation Law ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

     Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (ii) the declaration of dividends or other distributions or repurchase or redemption of shares in violation of the BCL; (iii) the distribution of assets after dissolution or making of loans to directors in violation of the BCL; or (iv) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled.

     The Company's Restated Certificate of Incorporation provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the By-Laws of the Company provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Company against reasonable expenses, including attorney's fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Company's Bylaws is not deemed exclusive of or in any way to limit any other rights, which any person seeking indemnification may be entitled.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1*	Restated Certificate of Incorporation

4.2*	Amendment No. 1 to Certificate of Incorporation

4.3*	Amendment No. 2 to Certificate of Incorporation

4.4*	Amendment No. 3 to Certificate of Incorporation

4.5*	Bylaws of the Company

4.6	Biometrics 2000 Share Option Plan

5	Opinion of Cohen & Czarnik LLP

23.1	Consent of Rothblatt and Associates

23.3	Consent of Cohen & Czarnik (included in Exhibit 5).

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24	Power of Attorney (included in signature page).

_______________________

* Previously filed.

ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2)        That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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     (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Springfield, Massachusetts on the 9th day of July, 2004.

Biometrics 2000 Corporation

By:/s/ Joseph J. Turek.
Joseph J. Turek
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph J. Turek , the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

/s/ Joseph J. Turek	Chairman of the Board, Chief Executive	July 9, 2004
Officer and President
Joseph J. Turek	(Principal Executive Officer)(Principal
Financial Officer)

/s/ Katrina Champagne	Secretary and Director	July 9, 2004

Katrina Champagne

/s/ Michael R. Iveson	Director	July 9, 2004

Michael R. Iveson

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INDEX TO EXHIBITS

EXHIBIT NO.              DESCRIPTION

4.1*     Certificate of Incorporation of Biometrics 2000 Corporation (Filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 333-2154), declared effective by the Commission on May 7, 1996 and incorporated herein by reference).

4.2*     Amendment No. 1 to Certificate of Incorporation (Filed as an exhibit to the Company's Form 8-K, filed with the Commission on December 30, 1999 and incorporated herein by reference).

4.3*     Amendment No. 2 to Certificate of Incorporation (Filed as an exhibit to the Company's Form 8-K, filed with the Commission on December 30, 1999 and incorporated herein by reference).

4.4*     Amendment No. 3 to Certificate of Incorporation (Filed as an exhibit to the Company's Schedule DEF 14C, filed with the Commission on February 12, 2004 and incorporated herein by reference).

4.5*     Bylaws of the Company (Filed as an exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999 and incorporated herein by reference).

4.6     Biometrics 2000 Corporation Share Option Plan

5          Opinion of Cohen & Czarnik LLP 23.1 Consent of Rothblatt and Associates

23.3      Consent of Cohen & Czarnik (included in Exhibit 5).

24        Power of Attorney (included in signature page).
_______________________
* Previously filed.